UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009 (July 22, 2009)

TITAN ENERGY WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-26139 (Commission File No.)	26-0063012 (IRS Employer Identification No.)

55800 Grand River Avenue, Suite 100
New Hudson, MI 48165-8713
 (Address of principal executive offices, including zip code)

(248) 446-8557
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2009, Titan Energy Worldwide, Inc. (the “Company”) announced the appointment of Jeffrey Flannery, currently the Company’s Chairman, as Chief Executive Officer of the Company, replacing John Michael Tastad, the Company’s former CEO.  Mr. Flannery, who previously served as the Company’s CEO from December 2005 until October 2007, will retain his title as Chairman of the Board.  Mr. Flannery also has served as the Company’s Chief Financial Officer from December 2005 until May 2007.

The Company also announced the appointment of Mr. Tastad as President, replacing Thomas Black.  Mr. Black currently serves as the Company’s Chief Operating Officer. All three individuals will remain on the Company’s Board of Directors.  The various appointments are effective as of July 22, 2009.

None of the officers will receive any additional compensation in connection with their appointments.

The Company announced the appointments by press release on July 22, 2009, a copy of which is attached hereto as Exhibit 99.1.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

No.	Description

99.1	Press Release of Titan Energy Worldwide, Inc. dated July 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 23, 2009	TITAN ENERGY WORLDWIDE, INC.

	By:	/s/ Jeffrey Flannery
Jeffrey Flannery
Chairman and CEO

EXHIBIT INDEX

No.	Description

99.1	Press Release of Titan Energy Worldwide, Inc. dated July 22, 2009.